Exhibit 99.2

April 26, 2017

Twitter Announces First Quarter 2017 Results

Daily Active Usage Accelerates for Fourth Consecutive Quarter, Increases 14% Year-over-Year

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its first quarter 2017.

“We're proud to report accelerating growth in daily active usage for the fourth consecutive quarter, up 14% year-over-year,” said Jack Dorsey, Twitter’s CEO. "We're delivering on our goal to build a service that people love to use, every day, and we're encouraged by the audience growth momentum we saw in the first quarter. While we continue to face revenue headwinds, we believe that executing on our plan and growing our audience should result in positive revenue growth over the long term.”

First Quarter 2017 Operational and Financial Highlights

The company posted first quarter revenue of $548 million, down 8% year-over-year. Quarterly GAAP net loss was $62 million, or ($0.09) per diluted share, with quarterly non-GAAP net income of $82 million, or $0.11 per diluted share.  Average monthly active users were 328 million for the quarter, up 6% year-over-year and compared to 319 million in the previous quarter.  Average daily active usage grew 14% year-over-year, an acceleration from 11% in the fourth quarter, 7% in the third quarter, 5% in the second quarter and 3% in the first quarter of 2016.

“We believe Twitter is the best place to drive brand perception, and we're continuing to showcase our unique value proposition for advertisers,” said Anthony Noto, Twitter's COO. “We’ve received positive early feedback from our ad partners as we highlight the improved return on investment from our audience growth and better pricing. We're proud of our performance in Live after just 6 months – last quarter alone we streamed more than 800 hours of live premium video and reached 45 million unique viewers, an increase of 31% from the previous quarter. We remain focused on our initiatives to grow revenue by simplifying our revenue product portfolio, communicating our progress to advertisers, and re-allocating resources to our highest revenue generating priorities.”

Outlook

Twitter today provided guidance for the second quarter and full year 2017.

Similar to the last two quarters, the company is providing adjusted EBITDA, adjusted EBITDA margin, and stock-based compensation expense guidance. Twitter continues to expect advertising revenue growth to continue to meaningfully lag that of audience growth in 2017, including in the second quarter.

For the second quarter, Twitter expects:

•Adjusted EBITDA to be between $95 million and $115 million;

•Adjusted EBITDA margin to be between 21% and 21.5%; and

•Stock-based compensation to be between $115 million and $125 million.

Additionally, for the full year 2017, Twitter expects:

•Total non-GAAP expenses to be flat to down 5%, compared to full year 2016;

•Stock-based compensation to be down 20% to 25%, compared to full year 2016; and

•Capital expenditures to be between $300 million and $400 million.

Note that the company’s outlook for the second quarter and the full year 2017 reflects foreign exchange rates as of April 14, 2017.

Twitter’s complete first quarter 2017 financial results can be found by accessing the company's Shareholder Letter at: https://investor.twitterinc.com/releases.cfm

Webcast and Conference Call Details

Twitter will host a conference call today, Wednesday, April 26, 2017 at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss financial results. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your question to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company's Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @twitter and @TwitterIR as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter, Inc. (NYSE: TWTR) is the best and fastest place to see what’s happening and what people are talking about all around the world.  From breaking news and entertainment to sports and politics, from big events to everyday interests. If it’s happening anywhere, it’s happening first on Twitter. Twitter is where the full story unfolds with all the live commentary and where live events come to life unlike anywhere else. Twitter is available in more than 40 languages around the world. The service can be accessed at twitter.com, on a variety of mobile devices and via SMS. For more information, visit about.twitter.com or follow @twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its outlook and guidance, Twitter's strategies, product and business plans, including strategies for increasing shareholder value and improving safety, the development of, investment in and demand for content, its products, product features and services, including video, the behavior of Twitter’s users and advertisers, Twitter’s expectations regarding the growth of its revenue, profitability, audience, engagement and monetization, advertiser base and spending, allocation of resources, and ad engagements and the impact of re-evaluating Twitter’s revenue product portfolio. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities, or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Twitter defines monthly active users (MAUs) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website, desktop or mobile applications, SMS or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAUs for a period represent the average of the MAUs at the end of each month during the period. Twitter defines daily active users or daily active usage (DAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website or mobile applications on any given day. Average DAU for a period represents the number of DAUs on each day of such period divided by the number of days for such period. To calculate the year-over-year change in DAUs, we subtract the average DAU for the three months ended in the previous year from the average DAU for the same three months ended in the current year and divide the result by the average DAU in the previous year. Prior to Q3 2016, Twitter has discussed DAUs and the ratio of MAUs to DAUs. In those instances, for comparability and consistency with MAUs, DAUs also included users who accessed Twitter through our desktop applications and third-party properties.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin, non-GAAP diluted EPS, and adjusted free cash flow. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, net, provision (benefit) for income taxes, restructuring charges and one-time nonrecurring gain; Twitter defines non-GAAP net income as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, the income tax effects related to acquisitions, restructuring charges and one-time nonrecurring gain; and Twitter defines non-GAAP expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, restructuring charges and one-time nonrecurring gain. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by non-GAAP share count. Non-GAAP share count is GAAP share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes and warrants. Adjusted free cash flow is GAAP net cash provided by operating activities less capital expenditures (i.e., purchases of property and equipment including equipment purchases that were financed through capital leases, less proceeds received from disposition of property and equipment). Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that it excludes in adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin, and non-GAAP diluted EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin, and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects, and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. In addition, Twitter believes that adjusted free cash flow provides useful information to management and investors about the amount of cash from operations and that it is typically a more conservative measure of cash flows. However, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of its ability to fund its cash needs.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Contacts

Investors:
Cherryl Valenzuela

ir@twitter.com

Press:

Kristin Binns

kbinns@twitter.com

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net loss and net loss per share:
Net loss	$(61,559)	$(79,731)
Weighted-average shares used to compute net loss per share:
Basic and diluted	722,048	691,564
Net loss per share:
Basic and diluted	$(0.09)	$(0.12)
Non-GAAP net income and net income per share:
Net loss	$(61,559)	$(79,731)
Stock-based compensation expense	116,997	150,916
Amortization of acquired intangible assets	16,191	12,730
Non-cash interest expense related to convertible notes	19,248	18,370
Income tax effects related to acquisitions (1)	1,099	391
Restructuring charges and one-time nonrecurring gain	(9,572)	47
Non-GAAP net income	$82,404	$102,723
GAAP diluted shares	722,048	691,564
Dilutive equity awards (2)	8,675	10,433
Non-GAAP diluted shares	730,723	701,997
Non-GAAP diluted net income per share	$0.11	$0.15
(1)

The current and deferred income tax effects related to non-GAAP adjustments are comprised of the tax expense related to the amortization of acquired intangible assets in certain foreign jurisdictions and stock-based compensation related to certain foreign acquisitions.

(2)

Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.